EXHIBIT 7.1

June 14, 2017

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Dear Madam or Sir:

We have read UMATRIN HOLDING LIMITED’s Item 4.02 of 8- K filing (File No. 333-211289) and agree with the statements made by the registrant.

Very truly yours,

WWC, P.C.

Certified Public Accountants